RENEWAL TERM NOTE

    $480,000.00                                               Columbus, Georgia
                                                              September 30, 1999

          FOR VALUE RECEIVED, the undersigned GLENN MCCLENDON TRUCKING COMPANY, INC., an Alabama corporation, successor by merger to MCCLENDON SERVICES CORPORATION (hereinafter called "Borrower"), promises to pay to the order of COLUMBUS BANK AND TRUST COMPANY, a Georgia banking Corporation (herein, together with any assignee or holder hereof, called "Bank"), at Bank's principal place of business in Columbus, Georgia, or at such other place as Bank may designate and notify the undersigned, the principal sum of FOUR HUNDRED AND EIGHTY THOUSAND DOLLARS ($480,000.00), together with interest from date on the unpaid balance of said principal sum at the rate specified hereinbelow, together with all costs of collection, including reasonable attorneys fees if collected by law or through an attorney at law.

          The unpaid balance of said principal sum from time to time outstanding shall bear interest at the "Floating Rate," meaning a per annum rate of simple interest which at all times shall be two percent (2%) more than, and fluctuating automatically at that level with, the Prime Rate of Columbus Bank and Trust Company (said Prime Rate being the index, base or reference rate from time to time established and used by said bank to fix interest rates at which loans are made to its various customers, which loans may be made by said bank at, above or below said Prime Rate). As of the date hereof, said Prime Rate is 8.25% per annum and said Floating Rate is 10.25% per annum. Interest shall be computed daily, using the Prime Rate in effect and the principal balance outstanding at the close of business on each such day, on the basis of a 360-day year.

          Interest only shall be due and payable on November 1, 1999, and on the first day of each consecutive month thereafter through and including October 1,2000. Thereafter, principal and accrued interest thereon shall be due and payable in 47 equal consecutive monthly installments, each in the amount of Twelve Thousand Two Hundred Thirty-Five Dollars ($12,235), the first of said installments to be due and payable on November 1, 2000, and a like installment to be due and payable on the first day of each consecutive month thereafter through and including September 1,2004. The entire principal balance hereof and all accrued and unpaid interest thereon, if not sooner paid, shall be due and payable on October 1, 2004, the Maturity Date.

          This Note represents a renewal of a loan made pursuant to that certain Loan Agreement and Third Amendment to Amended and Restated Loan and Line of Credit Agreement dated December 1, 1998, to which Borrower and Bank are parties ("Agreement"). The loan evidenced by said Agreement and the other Loan Documents as defined therein had a maturity date of April 30, 1999, which maturity date, by mutual agreement between Bank and Borrower, consented to by the Guarantors identified hereinbelow, was extended to September 30, 1999, the date hereof.

                                      -1~.

         This Note is secured by a Mortgage dated December 1, 1998 ("Mortgage") whereby Bank has been granted security title to and security interest in the improved real property located in Chambers County, Alabama, as described in said Mortgage, and is further secured by a Guaranty Agreement dated December 1, 1998, from Hugh F. McClendon and James W. McClendon ("Guarantors") to Bank. This Note is also secured by an Assignment of Rents and Leases from Borrower to Bank pertaining to the real property described in the aforesaid Mortgage. Both said Mortgage and said Assignment of Rents and Leases are recorded in the office of the Judge of Probate of Chambers County, Alabama.

          Borrower shall have the right, at any time, to pay any part or all of the unpaid principal balance of this Note in advance of its due date without premium or penalty. Each prepayment, when paid, shall be applied first to accrued interest and then to the unpaid principal balance hereof.

          A late charge amounting to 5% of any required payment of principal or interest due hereunder not made within ten (10) days after its due date may be assessed at Bank's option, but not more thai~i once for the same delinquency.

          Contemporaneously herewith, Borrower has paid to Bank the sum of Two Hundred Fifty Dollars ($250) as a loan renewal fee, and Borrower acknowledges that said loan renewal fee has been fully earned and is non-refundable.

          Time is of the essence hereof. In the event any sum payable hereon is not paid when due, or in the event of any breach or default on the part of Borrower under any agreement of the Borrower set forth in the Agreement or in any of the Loan Documents therein described, which shall not have been cured within such if any applicable cure period as may be specified therein, then, and in any such event and at any time thereafter, at Bank's option, and without further demand or notice of any kind, the entire principal balance hereof at the time remaining unpaid, together with all interest then accrued hereon and unpaid, may be declared and thereupon shall be and become immediately due and payable, and shall bear interest thenceforth at the Default Rate. For the purposes of this Note, the Default Rate shall mean the Floating Rate plus three percent (3%).

          This Note represents a loan and extension of credit to Borrower made by Bank at and from its principal place of business in Columbus, Georgia, and shall be governed by and construed in accordance with the laws of the State of Georgia.

          Borrower hereby expressly waives demand, presentment for payment, protest, notice of protest, and notice of nonpayment or dishonor.

          Borrower acknowledges that this Note is being executed and delivered in renewal of the loan described in the Agreement pursuant to Section 11 i) of the Agreement. Guarantors, each acknowledging that the renewal evidenced hereby of the loan made by Borrower under the terms of the Agreement is to the benefit of each of them as the predominant shareholders of the Borrower, have joined in the execution of this Note to

                                      --2-
evidence said acknowledgment, to consent to the terms and provisions hereof and to reconfirm the applicability of their Guaranty as defined in the Agreement to the indebtedness evidenced by this Note.

          IN  WITNESS  WHEREOF,   Borrower  and  Guarantors  have  executed  and
delivered this Note, under seal, as of the day and year first above written.

                                       BORROWER:

                                       GLENN McCLENDON TRUCKING COMPANY, INC.

                                       By: /s/ James W. McClendon
                                           ------------------------------
                                                   President

                                                        (Corporate Seal)


                                       GUARANTORS:

                                           /s/ James W. McClendon        (L.S.)
                                           ------------------------------
                                           JAMES W. McCLENDON

                                           /s/ Hugh F. McClendon        (L.S.)
                                           ------------------------------
                                           HUGH F. McCLENDON








                                      -3-